Exhibit 99.1
Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000
ICR Inc.
John Mills
Katie Turner
(646) 277-1228
Primo Water Announces Results for the First Quarter Ended March 31, 2011
WINSTON-SALEM, N.C., May 10, 2011 — Primo Water Corporation (Nasdaq: PRMW), a rapidly growing provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers throughout the United States and Canada, today announced financial results for the first quarter ended March 31, 2011.
Business Highlights
•	Record first quarter sales increased 94% compared to first quarter of prior year, exceeding Company guidance

•	First quarter of 2011 GAAP EPS of ($0.11) and non-GAAP pro forma fully-taxed EPS of breakeven, in-line with Company guidance

•	Exchange services same-store unit sales accelerated to 6% year-over-year for the first quarter of 2011 compared to 5% in the fourth quarter of 2010

•	Record number of installations, resulting in 14,600 locations for the Water segment

•	Announced the acquisitions of the Canada Bulk Water Exchange Business and the Omnifrio Single-Serve Beverage Business
First Quarter Results
For the first quarter of 2011, net sales increased 94% to $17.1 million from $8.8 million in the first quarter of 2010, ahead of the Company’s prior net sales guidance of $15.9 to $16.3 million. The first quarter results include the impact of the Refill Business, which was acquired on November 10, 2010, and the Canada Bulk Water Exchange Business, which was acquired on March 8, 2011.
The GAAP net loss for the first quarter of 2011 was ($2.1) million or ($0.11) per share, compared to ($3.1) million or ($2.15) per share in the same period in the prior year. In addition, for the first quarter of 2011 non-GAAP pro forma fully-taxed net income was approximately breakeven and the Company reported non-GAAP adjusted EBITDA of $2.0 million. The Company does not expect to pay U.S. income taxes in the near future as it has sufficient net operating loss carryforwards to offset taxable income.

Sales from our Water segment (“Water”) consist of sales of multi-gallon purified bottled water (exchange services) and self-serve filtered water vending services (refill services). Water net sales for the first quarter of 2011 increased 122% to $13.1 million compared to $5.9 million in the first quarter of 2010. The sales improvement was partially due to a 12% increase in sales of exchange services driven by a 12% increase in 5 gallon equivalent units sold to 1.2 million compared to the same period of 2010, excluding the Canada Bulk Water Exchange Business. Exchange services same-store unit sales increased 6% in the first quarter of 2011 compared to the first quarter of 2010, which represents a sequential acceleration from the fourth quarter of 2010 same-store unit growth of 5%. In addition, the Refill Business and Canada Bulk Water Exchange Business acquisitions accounted for approximately $6.4 million and $0.2 million, respectively, in net sales in the first quarter of 2011. At March 31, 2011, Water services were offered in the United States and Canada at approximately 14,600 retail locations, representing a record number of locations installed in a quarter as well as exchange locations acquired as part of the Canada Bulk Water Exchange Business.
The Company’s water dispenser (“Product”) sales for the first quarter of 2011 increased 37% to $4.0 million compared to $2.9 million in the first quarter of 2010. The increase is due primarily to the addition of several new water dispenser models, which began shipping in the fourth quarter of 2010. Dispenser unit sales at retail to end consumers increased 8% for the first quarter of 2011 compared to 2010.
Gross profit for the first quarter of 2011 increased to $5.0 million compared to a gross profit of $1.9 million in the first quarter of 2010. The gross profit margin increased to 29.3% compared to 21.6% in the first quarter of 2010. The improvement in gross profit margin is primarily the result of an increased mix of higher margin Water segment sales. Water segment sales represented 76.7% of total sales during the quarter compared to 67.1% of sales in the first quarter of 2010.
Selling, general and administrative (“SG&A”) expenses were $4.0 million or 23.7% of net sales for the first quarter of 2011, compared to $2.7 million or 31.0% of net sales in the first quarter of 2010. The increase is the result of increased headcount necessary to operate as a public company, additional costs related to the recent acquisitions and the costs of operating duplicate back-office operations following the acquisitions. SG&A decreased as a percent of net sales, a trend the Company expects to continue as it reduces duplicate costs related to the Refill Business acquisition and leverages SG&A expenses with increased sales growth.
“We accomplished significant milestones in the first quarter including the addition of a record number of new locations, two acquisitions and progress on the integration of our Refill Business acquisition,” commented Billy D. Prim, Primo Water’s President & CEO. “I am very proud of our organization and our ability to deliver strong growth in the quarter as we execute on our long-term strategic goals. We further strengthened our position for many years of profitable growth.”

Second Quarter and Full Year 2011 Guidance
The Company expects total sales in the second quarter of 2011 to double compared to the second quarter of 2010, or result in the range of $24.0 to $25.5 million. The Company expects to end the second quarter of 2011 with between 15,600 and 16,100 retail locations for its Water segment. The Company expects to achieve second quarter GAAP earnings (loss) per diluted share in the range of ($0.03) to $0.02, non-GAAP pro forma fully-taxed earnings per diluted share of $0.04 to $0.08, GAAP operating income of breakeven to $1.2 million and non-GAAP adjusted EBITDA in the range of $3.7 to $4.7 million. The adjustments from the GAAP to non-GAAP measures consist of adjustments related to non-cash stock-based compensation, non-recurring acquisition-related costs, amortization of intangible assets, pro forma effect of expected acquisition synergies and the impact of applying full income tax rates.
For 2011, the Company continues to expect sales to increase 260% to 275% compared to 2010, or in the range of $116 to $123 million, which includes the impact of acquisitions. Primo expects to end the year with between 18,700 and 19,700 retail locations for its Water segment. The Company also expects to achieve full year 2011 GAAP earnings per diluted share of $0.06 to $0.15, non-GAAP pro forma fully-taxed earnings per diluted share of $0.16 to $0.24, GAAP income from operations in the range of $5.0 to $7.3 million and non-GAAP adjusted EBITDA in the range of $16.5 to $19.5 million. The adjustments from the GAAP to non-GAAP measures consist of adjustments related to non-cash stock-based compensation, non-recurring acquisition-related costs, amortization of intangible assets, pro forma effect of expected acquisition synergies and the impact of applying full income tax rates.
Mr. Prim concluded, “We are well positioned to capitalize on the growing healthy, sustainable and value-conscious consumer lifestyle trends as we continue to add retail locations with the right product mix.
Primo Water intends to continue to execute on its three long-term strategies:
•	Increase retail locations to 40,000 - 50,000;

•	Increase same-store sales of water by selling innovative beverage dispensers, which it believes will lead to greater household penetration; and

•	Pursue strategic acquisitions.”
Conference Call
The Company will hold a conference call today, Tuesday, May 10, 2011 at 4:30 p.m. The call will be broadcast live over the Internet, hosted at the Investor Relations section of Primo Water’s website at www.primowater.com, and will be archived online through May 24, 2011. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation
Primo Water Corporation is a rapidly growing provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers throughout the United States and Canada. The Company’s products provide an environmentally friendly, economical, convenient and healthy solution for consuming purified water.
Forward-Looking Statements
Certain statements contained herein (including our second quarter and full year 2011 guidance) are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,“will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of the Company’s exchange and refill services and its water dispensers, changes in the Company’s relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industry in general, the Company’s experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the loss of key Company personnel, changes in the regulatory framework governing the Company’s business, the Company’s inability to efficiently and effectively integrate the recently acquired businesses with the Company’s historical business, the Company’s inability to efficiently expand operations and capacity to meet growth, the Company’s inability to introduce and produce new product offerings, and the failure of lenders to honor their commitments under the Company’s credit facility, as well as other risks described more fully in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2011. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.
Use of Non-GAAP Financial Measures
To supplement its financial statements, the Company also provides investors with information related to non-GAAP pro forma fully-taxed net income (loss) per basic and diluted share and adjusted EBITDA, which are both non-GAAP financial measures. The Company believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses and planning purposes. These measures are also presented to the Company’s board of directors.

Non-GAAP pro forma fully-taxed loss per share consists of loss from operations before income taxes plus non-cash stock-based compensation expense, non-recurring acquisition-related costs, amortization expense related to intangible assets, the pro forma effect of expected acquisition synergies and the pro forma effect of applying full income tax rates divided by the weighted average number of shares of common stock outstanding during each period. Primo believes non-GAAP pro forma fully-taxed net loss per share is useful to an investor because it is widely used to measure a Company’s operating performance.
EBITDA consists of the net earnings (loss) from continuing operations before income taxes plus depreciation and amortization, interest expense and the provision for income taxes. Adjusted EBITDA consists of EBITDA adjusted for non-cash stock-based compensation expense, acquisition-related costs, and pro forma effect of expected acquisition synergies. The Company uses adjusted EBITDA as a measure of operating performance because it assists management in comparing performance on a consistent basis, as it removes from operating results the impact of the Company’s capital structure, non-cash charges and non-recurring acquisition-related costs. The Company believes adjusted EBITDA is useful to an investor in evaluating the Company’s operating performance because it is widely used to measure a Company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and presents a meaningful measure of corporate performance exclusive of the Company’s capital structure, and the method by which assets were acquired. Primo also uses adjusted EBITDA for purposes of determining executive and senior management incentive compensation as well as for determining covenant compliance under its credit agreement.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations.

Primo Water Corporation
Consolidated Balance Sheets
(in thousands, except par value data)

	December 31,	March 31,
	2010	2011
		(unaudited)
Assets
Current assets:
Cash	$443	$1,073
Accounts receivable, net	6,605	9,297
Inventories	3,651	5,006
Prepaid expenses and other current assets	1,838	1,827

Total current assets	12,537	17,203

Bottles, net	2,505	2,965
Property and equipment, net	34,890	37,490
Intangible assets, net	11,039	11,980
Goodwill	77,415	81,341
Other assets	1,225	1,149

Total assets	$139,611	$152,128

Liabilities and stockholders equity (deficit)
Current liabilities:
Accounts payable	$4,547	10,834
Accrued expenses and other current liabilities	2,923	4,514
Current portion of long-term debt, capital leases and notes payable	11	11

Total current liabilities	7,481	15,359

Long-term debt, capital leases and notes payable, net of current portion	17,945	20,613
Other long-term liabilities	748	938

Total liabilities	26,174	36,910

Commitments and contingencies

Stockholders’ (deficit) equity
Common stock, $0.001 par value 70,000 shares authorized, 19,021 and 19,362 shares issued and outstanding at December 31, 2009 and 2010, respectively	19	19
Preferred stock, $0.001 par value — 65,000 shares authorized none issued and outstanding	—	—
Additional paid-in capital	220,125	223,532
Common stock warrants	6,966	6,966
Accumulated deficit	(113,723)	(115,836)
Accumulated other comprehensive income	50	537

Total stockholders’ (deficit) equity	113,437	115,218

Total liabilities and stockholders’ (deficit) equity	$139,611	$152,128

Primo Water Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended
	March 31,
	2010	2011

Net sales	$8,829	$17,139
Operating costs and expenses:
Cost of sales	6,922	12,113
Selling, general and administrative expenses	2,733	4,059
Acquisition-related costs	—	703
Depreciation and amortization	995	1,901

Total operating costs and expenses	10,650	18,776

Loss from operations	(1,821)	(1,637)
Interest expense	(698)	(287)
Other expense, net	(22)	—

Loss from operations before income taxes	(2,541)	(1,924)
Provision for income taxes	—	190

Net loss	(2,541)	(2,114)
Preferred dividends, beneficial conversion and warrant modification charges	(582)	—

Net loss attributable to common shareholders	$(3,123)	$(2,114)

Basic and diluted loss per common share:
Net loss attributable to common shareholders	$(2.15)	(0.11)

Basic and diluted weighted average common shares outstanding	1,453	19,115

Primo Water Corporation and Subsidiaries
Non-GAAP Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended
	March 31,
	2010	2011

Net loss attributable to common shareholders	$(3,123)	$(2,114)
Preferred dividends, beneficial conversion and warrant modification charges	582

Net loss	(2,541)	(2,114)
Depreciation and amortization	995	1,901
Interest expense	698	287
Provision for income taxes	—	190

EBITDA	(848)	264
Non-cash, stock-based compensation expense	158	188
Acquisition-related costs	—	703
Pro forma effect of expected acquisition synergies	—	837

Adjusted EBITDA	$(690)	$1,992

Net loss attributable to common shareholders	$(3,123)	$(2,114)
Preferred dividends, beneficial conversion and warrant modification charges	582	—
Provision for income taxes	—	190

Loss from operations before income taxes	(2,541)	(1,924)
Non-cash, stock-based compensation expense	158	188
Acquisition-related costs	—	703
Amortization of intangible assets	70	228
Pro forma effect of expected acquisition synergies	—	837
Pro forma effect of full income tax	856	(12)

Non-GAAP net loss	$(1,457)	$20

Basic and Diluted non-GAAP net loss per share	$(1.00)	$—

Basic and diluted shares used to compute non-GAAP net income per share	1,453	19,115